Exhibit 4.3

THIS CONVERTIBLE PROMISSORY NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE. THIS CONVERTIBLE PROMISSORY NOTE HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO THE DISTRIBUTION THEREOF. THIS CONVERTIBLE PROMISSORY NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND REGISTRATION OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL THAT SUCH PROPOSED TRANSFER DOES NOT VIOLATE THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

SURGIVISION, INC.

10% SENIOR UNSECURED

CONVERTIBLE NOTE DUE 2012

US $	, 2010

FOR VALUE RECEIVED, the undersigned, SURGIVISION, INC., a Delaware corporation (the “Company”), hereby promises to pay to the order of                         , or his assigns (collectively, the “Holder”), the principal amount of                          Dollars (US $                ), together with accrued and unpaid interest thereon as described herein.

1. Definitions. In addition to the terms defined elsewhere in this Note, the following terms have the meanings indicated:

“Business Day” means any day other than a Saturday, Sunday or other day on which banks in Memphis, Tennessee are required to be closed.

“Conversion Date” means the date a Conversion Notice is delivered to the Company.

“Conversion Notice” means a written notice in the form attached hereto as Exhibit A.

“Conversion Price” means (1) with respect to an optional conversion pursuant to Section 5(a), $2.00, subject to adjustment from time to time pursuant to Section 7; and (2) with respect to a mandatory conversion pursuant to Section 5(b), the lesser of: (A) $2.00, subject to adjustment from time to time pursuant to Section 7, or (B) 80% of the public offering price of our common stock in our initial public offering, provided, however, in no event shall the Conversion Price determined pursuant to this clause (2) be less than $1.00, subject to adjustment from time to time pursuant to Section 7.

“Person” means any individual or entity.

2. Principal Amount. The principal amount represented by this Convertible Promissory Note (this “Note”) is                      (US $                    ).

3. Interest. The unpaid principal balance from time to time outstanding hereunder shall bear interest from the date hereof until paid in full at a fixed rate of ten percent (10.0%) per annum. Interest will accrue on this Note from and including its original issuance date on the basis of a 360-day year consisting of twelve 30 day months.

4. Payment of Principal and Interest. Subject to earlier payment or conversion as provided for elsewhere in this Note, the Company shall pay to the Holder the entire unpaid principal amount and all unpaid accrued interest under this Note in full on March 10, 2012 (the “Maturity Date”). If this Note is converted into Common Stock, all accrued but unpaid interest shall be due and payable in cash as of the Conversion Date. Principal and interest due hereunder shall be paid in lawful money of the United States of America in immediately available federal funds or the equivalent at the address of the Holder set forth in Section 8 below or at such other address as the Holder may designate. All payments made hereunder shall first be applied to interest then due and payable and any excess payment shall then be applied to reduce the principal amount. Upon payment in full of all principal and interest payable hereunder, the Holder shall surrender this Note to the Company for cancellation.

5. Conversion into Common Stock

(a) At the Option of the Holder. All or any portion of the principal amount of this Note shall be convertible into shares of our common stock, $.01 par value per share (the “Common Stock”), at the option of the Holder, at any time and from time to time from and after the date hereof. The number of shares of Common Stock issuable upon any conversion pursuant to this Section 5(a) shall equal the outstanding principal amount of this Note to be converted divided by the Conversion Price on the Conversion Date. The Holder shall effect conversions under this Section 5(a) by delivering to the Company a conversion notice in substantially the form attached hereto as Exhibit A (the “Conversion Notice”). If the Holder is converting less than all of the principal amount of this Note, the Company shall honor such conversion to the extent permissible hereunder and shall promptly deliver to the Holder a schedule indicating the principal amount that has not been converted.

(b) Mandatory Conversion. Simultaneous with the closing of the initial underwritten public offering of the Company’s Common Stock pursuant to an effective registration statement under the Securities Act, the entire outstanding principal amount of this Note shall automatically be converted into Common Stock. The number of shares of Common Stock issuable upon a conversion pursuant to this Section 5(b) shall equal the outstanding principal amount of this Note to be converted divided by the Conversion Price on the Conversion Date.

(c) Reservation of Shares. The Company covenants that it will at all times reserve and keep available out of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue shares of Common Stock as required hereunder, the number of shares of Common Stock which are then issuable and deliverable upon the conversion of this entire Note (taking into account the adjustments set forth in Section 7), free from preemptive rights or any other contingent purchase rights of Persons other than the Holder. The Company covenants that all shares of Common Stock so issuable and deliverable shall, upon issuance in accordance with the terms hereof, be duly and validly authorized and issued and fully paid and nonassessable.

6. Mechanics of Conversion.

(a) Upon conversion of this Note, the Company shall, as soon as practicable (but in no event later than five (5) Business Days after the Conversion Date) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate a certificate for the shares of Common Stock issuable upon such conversion, with such restrictive legends as deemed necessary by the Company. The Holder, or any Person so designated by the Holder to receive shares of Common Stock, shall be deemed to have become holder of record of such shares of Common Stock as of the Conversion Date.

(b) The Holder shall be required to deliver the original Note in order to effect a conversion hereunder. Upon surrender of this Note following one or more partial conversions, the Company shall promptly deliver to the Holder a new note representing the remaining outstanding principal amount.

(c) The Company’s obligations to issue and deliver shares of Common Stock upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any set-off, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such shares of Common Stock.

(d) No Fractional Shares. The Company shall not issue or cause to be issued fractional shares of Common Stock on conversion of this Note. If any fraction of a share of Common Stock would, except for the provisions of this Section 6(d), be issuable upon conversion of this Note, the number of shares of Common Stock to be issued will be rounded up to the nearest whole share.

7. Certain Adjustments. The Conversion Price is subject to adjustment from time to time as set forth in this Section 7.

(a) Stock Dividends and Splits. If the Company, at any time while this Note is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Conversion Price shall be appropriately and equitably adjusted to reflect such event. To the extent that any dividend, subdivision or combination is reflected in the determination of

Conversion Price in accordance with clause (2)(B) in the definition of Conversion Price, no additional adjustment shall be made pursuant to this Section 7(a). Any adjustment made pursuant to Section 7(a)(i) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to Section 7(a)(ii) or Section 7(a)(iii) shall become effective immediately after the effective date of such subdivision or combination.

(b) Calculations. All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company.

(c) Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 7, the Company, at its expense, will promptly compute such adjustment in accordance with the terms hereof and prepare and deliver to the Holder a certificate describing in reasonable detail such adjustment and the transactions giving rise thereto, including all facts upon which such adjustment is based.

(d) Notice of Corporate Events. If the Company: (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company; (ii) authorizes or approves, enters into any agreement contemplating, or solicits stockholder approval for, any merger, consolidation or similar transaction in which the Company is not the surviving entity; or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction, at least ten (10) Business Days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to insure that the Holder is given the practical opportunity to convert this Note prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

8. Notices. All notices and other communications required or permitted hereunder to be given to a party to this Note shall be in writing and shall be faxed, mailed by registered or certified mail postage prepaid, delivered by a national overnight delivery service, or otherwise delivered by hand, electronically (including by email) or by messenger, addressed to such party’s address as set forth below:

if to the Company:	SurgiVision, Inc. Attention: Vice President, Business Affairs One Commerce Square, Ste 2550 Memphis TN 38103 Facsimile: (901) 522-9400

with a copy to: Baker, Donelson, Bearman, Caldwell & Berkowitz, PC Attention: Robert J. DelPriore 165 Madison Avenue, Ste. 2000 Memphis, TN 38107 Facsimile: (901) 577-4271

if to the Holder:

or such other address with respect to a party as such party shall notify each other party in writing as above provided. Any notice sent in accordance with this Section 8 shall be effective upon the earlier of: (i) if mailed, seven Business Days after mailing; (ii) if sent by messenger, upon delivery; (iii) if sent by a nationally recognized overnight delivery service, one Business Day after having been dispatched; (iv) if sent via fax, upon transmission and electronic confirmation of transmission or (if transmitted and received on a non-Business Day) on the first Business Day following transmission and electronic confirmation of transmission (provided, however, that any notice of change of address shall only be valid upon receipt); (v) if sent by electronic mail, upon transmission and notice by telephone of such transmission or (if transmitted and received on a non-Business Day) on the first Business Day following transmission and notice by telephone; and (vi) upon the actual receipt thereof.

9. Default and Remedies.

(a) An “Event of Default” under this Note shall mean the occurrence of any of the following events:

(i) If the Company shall fail to make when due the payment of the principal amount or interest as required by this Note, whether at the due date thereof or by acceleration thereof or otherwise; or

(ii) The commencement by the Company of any bankruptcy, insolvency, receivership or similar proceedings under any federal or applicable state law; or the commencement against the Company of any bankruptcy, insolvency, receivership or similar proceeding under any federal or applicable state law by creditors of the Company or other similar law of any jurisdiction, provided, that such proceeding shall not be deemed an Event of Default if such proceeding is dismissed within ninety (90) days of commencement.

(b) Upon and during the continuation of an Event of Default, the Holder may declare the outstanding principal amount, and all accrued and unpaid interest on the principal amount, immediately due and payable, and such amount shall be collectible immediately or at any time after such Event of Default. The rights and remedies provided by this Note shall be cumulative, and shall be in addition to, and not exclusive of, any other rights and remedies available at law or in equity.

10. Assignability. Neither party may assign this Note without the prior consent of the other party. No such assignment shall constitute a novation or release of the Company of the obligations hereof or from any liability to the Holder.

11. Usury Laws. It is the intention of the Company and the Holder to conform strictly to all applicable usury laws now or hereafter in force, and any interest payable under this Note shall be subject to reduction to an amount that is the maximum legal amount allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction over such matters. The aggregate of all interest (whether designated as interest, service charges, points or otherwise) contracted for, chargeable, or receivable under this Note shall under no circumstances exceed the maximum legal rate upon the principal amount remaining unpaid from time to time. If such interest does exceed the maximum legal rate, it shall be deemed a mistake and such excess shall be canceled automatically and, if theretofore paid, rebated to the Company or credited on the principal amount, or if this Note has been repaid, then such excess shall be rebated to the Company.

12. Miscellaneous.

(a) Any amendment hereto or waiver of any provision hereof must be in writing and signed by both the Company and the Holder.

(b) Wherever in this Note reference is made to the Company or the Holder, such reference shall be deemed to include, as applicable, a reference to their respective permitted successors and assigns, and the provisions of this Note shall be binding upon and shall inure to the benefit of such permitted successors and assigns.

(c) This Note shall in all respects be governed by and construed in accordance with the laws of the State of Delaware without regard to conflicts of law principles of any jurisdiction to the contrary.

(d) The captions of the Sections of this Note are inserted solely for ease of reference and shall not be considered in the interpretation or construction of this Note.

(e) The Holder, by acceptance of this Note, hereby represents and warrants that this Note has been acquired by the Holder for investment only and not for resale or distribution hereof. The Holder, by acceptance of this Note, further understands, covenants and agrees that the Company is under no obligation and has made no commitment to provide for registration of this Note or shares of Common Stock issuable upon conversion of this Note under the Securities Act or applicable state securities laws.

(f) The Company waives presentment, notice and demand, notice of protest, notice of demand and dishonor, and notice of nonpayment of this Note.

(g) In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

(h) No delay in the exercise of any right or remedy of any party hereto shall operate as a waiver thereof, and no single or partial exercise of any such right or remedy shall preclude other or future exercise thereof or the exercise of any other right or remedy.

(i) It is expressly understood and agreed by the parties hereto that if it is necessary to enforce payment of this Note through the engagement or efforts of an attorney or by suit, the Company shall pay reasonable attorneys’ fees, expenses of counsel, and other costs of collection actually incurred by the Holder.

(j) The Company may not prepay this Note, in whole or in part, without the prior written consent of the Holder.

(k) This Note may be executed in counterparts, each of which shall be deemed an original, but both of which shall constitute one and the same Note.

[The next page is the signature page]

IN WITNESS WHEREOF, the Company has executed, acknowledged and delivered this Note as of the day and year first above written.

SURGIVISION, INC.

By:

Printed:

Title:

ACCEPTED AND AGREED, this day of , 2010:

___________________

Exhibit A

FORM OF CONVERSION NOTICE

(To be executed by the Holder in order to convert Note)

The undersigned hereby elects to convert the specified principal amount of Convertible Note (the “Note”) into shares of common stock, $0.01 (the “Common Stock”), of SurgiVision, Inc., a Delaware corporation, according to the conditions hereof, as of the date written below.

Date to Effect Conversion

Principal Amount owned prior to conversion

Principal amount of Note to be converted

Number of shares of Common Stock to be Issued

Applicable Conversion Price

Principal amount of Note owned subsequent to Conversion

Name of Holder

By

Name:
Title: